As filed with the Securities and Exchange Commission on May 31, 1994

                                                Registration No. 33-50791



           SECURITIES AND EXCHANGE COMMISSION


                  Washington, D.C. 20549



           Post-Effective Amendment No. 1
                         to
                      FORM S-4


 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933





                 Century Telephone Enterprises, Inc.
        (Exact name of Registrant as specified in its charter)

         Louisiana                        4813                       72-0651161
      (State or other           (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of incorporation   Classification Code Number)   Identification Number)
     or organization)
                              100 Century Park Drive
                             Monroe, Louisiana 71203
                                  (318) 388-9500
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)



           Copy to:                        HARVEY P. PERRY, ESQ.                  Copy to:
    KENNETH J. NAJDER, ESQ.         Senior Vice President, General Counsel    WILLIAM S. CLARKE, ESQ.
   Jones, Walker, Waechter,                   and Secretary                     William Clarke, P.A.
Poitevent, Carrere & Denegre, L.L.P.   Century Telephone Enterprises, Inc.     5 Independence Way
201 St. Charles Avenue, 51st Floor         100 Century Park Drive            Princeton, New Jersey  08540
New Orleans, Louisiana 70170-5100        Monroe, Louisiana  71203                 (609) 520-0111
         (504) 582-8000                     (318) 388-9500
                          (Name, address, including zip code, and telephone number,
                                 including area code, of agent for service)






       If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]







       This Post-Effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 or until such date as the Commission, acting pursuant to Section 8(c), may determine.

                         CENTURY TELEPHONE ENTERPRISES, INC.


               Of the 1,950,000 shares of common stock and accompanying preferred stock purchase rights of Century Telephone Enterprises, Inc. ("Century") registered under this Registration Statement in connection with the merger of Celutel, Inc. with a wholly-owned subsidiary of Century (the "Merger"), Century expects that only 1,902,342 such shares and accompanying rights will actually be issued in connection with the consummation of the Merger on February 10, 1994 (although the exact number ultimately to be issued cannot be calculated until all the former Celutel stockholders transmit their certificates formerly representing shares of stock of Celutel, Inc. and Century's exchange agent determines how the cash settlement of fractional shares affects such calculation). Accordingly, Century hereby removes from registration hereunder all shares of Century common stock and accompanying preferred stock purchase rights not issuable in connection with the Merger (which number of shares is estimated at 47,658).

                                            SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on May 31, 1994.


                                            CENTURY TELEPHON ENTERPRISES, INC.



                                            By:  /s/  Harvey  P. Perry
                                                     Harvey P. Perry
                                              Senior Vice President, Secretary,
                                                 General Counsel and Director


                                        POWER OF ATTORNEY

                Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                        Title                   Date

                     *                    Chairman of the Board           May 31, 1994
             Clarke M. Williams                of Directors


                     *                       President, Chief             May 31, 1994
             Glen F. Post, III            Executive Officer and
                                           Vice Chairman of the
                                            Board of Directors

                     *                  Senior Vice President and         May 31, 1994
           R. Stewart Ewing, Jr.         Chief Financial Officer
                                      (Principal Financial Officer)

                     *                          Controller                May 31, 1994
              Murray H. Greer         (Principal Accounting Officer)


                     *                 President-Telecommunications       May 31, 1994
               W. Bruce Hanks             Services and Director


            /s/ Harvey P. Perry     Senior Vice President, Secretary,     May 31, 1994
              Harvey P. Perry          General Counsel and Director


                     *                  President-Telephone Group         May 31, 1994
               Jim D. Reppond                  and Director




                     *                           Director                 May 31, 1994
           William R. Boles, Jr.


                     *                           Director                 May 31, 1994
             Ernest Butler, Jr.


                     *                           Director                 May 31, 1994
              Calvin Czeschin


                     *                           Director                 May 31, 1994
              James B. Gardner


                     *                           Director                 May 31, 1994
            R. L. Hargrove, Jr.


                     *                           Director                 May 31, 1994
               Johnny Hebert


                     *                           Director                 May 31, 1994
               F. Earl Hogan


                     *                           Director                 May 31, 1994
               Tom S. Lovett


                     *                           Director                 May 31, 1994
               C. G. Melville



          *By:    /s/ Harvey P. Perry
                    Harvey P. Perry
                    Attorney-in-fact



